Exhibit 10.1

SOUTHERN COMPANY

CHANGE IN CONTROL

BENEFITS PROTECTION PLAN

AN AMENDMENT AND RESTATEMENT

OF THE SOUTHERN COMPANY CHANGE IN CONTROL

BENEFIT PLAN DETERMINATION POLICY

SOUTHERN COMPANY

CHANGE IN CONTROL

BENEFITS PROTECTION PLAN

AMENDED AND RESTATED

ARTICLE I - PURPOSE AND ADOPTION OF PLAN

1.1Adoption of Plan. Southern Company Services, Inc. hereby amends and restates the Amended and Restated Southern Company Change in Control Benefits Protection Plan effective this 31st day of December, 2008 in order to reflect certain changes made necessary by the enactment of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan was originally effective February 28, 2007 and is a further amendment and restatement of the Southern Company Change in Control Benefits Determination Policy which was originally effective July 10, 2000 and previously amended and restated effective May 9, 2002 as amended November 18, 2005 and December 22, 2005.

1.2       Purpose. The Plan defines the events that constitute a Funding Change in Control, Southern Change in Control and a Subsidiary Change in Control, as the case may be, protects the benefits to be provided to employees of the Employing Companies under certain incentive-based compensation plans and arrangements upon such a Change in Control and creates a protocol for transferring funds from the Employing Companies to the Southern Company Deferred Compensation Trust as a reserve for the payment of deferred compensation and non-qualified retirement benefits following certain change in control events involving Southern Company and certain of its subsidiaries.

ARTICLE II - DEFINITIONS

2.1        “Administrative Committee” shall mean the Southern Company Plan Administration Committee as such committee may stand from time to time. In the event the Southern Company Benefits Administration Committee is disestablished, the Administrative Committee shall be the committee appointed by the Board of Directors to conduct the overall administration of the Plan.

2.2        “Beneficial Ownership” shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

2.3	“Board of Directors” shall mean the board of directors of the Company.

2.4        “Business Combination” shall mean a reorganization, merger or consolidation of Southern Company with another corporation or an entity treated as a corporation for United States federal income tax purposes.

2.5        “Change in Control” shall mean a Southern Change in Control or a Subsidiary Change in Control, as applicable.

2.6	“Common Stock” shall mean the common stock of Southern Company.

2.7        “Company” shall mean Southern Company Services, Inc., its successors and assigns.

2.8        “Consummation” shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation’s shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

2.9        “Control” shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation’s Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity’s voting equity interests.

2.10	“DCP” shall have the meaning set forth in Section 6.1 hereof.

2.11      “Employee” shall mean an employee of an Employing Company as of the date of a Southern Change in Control.

2.12      “Employing Company” shall mean the Company or any other corporation or other entity Controlled by Southern Company, directly or indirectly, which the Compensation and Management Succession Committee of the Southern Company Board of Directors has authorized to participate in the Plan and which has thereafter adopted the Plan, and any successor of any of them.

2.13	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.14	“Funding Change in Control” shall mean any of the following:

(a)       The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 35% or more of Southern Company’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern Company’s Voting Securities shall not constitute a Funding Change in Control:

(i)	any acquisition directly from Southern Company;
(ii)	any acquisition by Southern Company;

(iii)      any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation controlled by Southern Company;

(iv)      any acquisition by a qualified pension plan or publicly held mutual fund;

(v)	any acquisition by an employee of Southern Company or its

subsidiary or affiliate, or Group composed exclusively of such employees; or

(vi)      any Business Combination which would not otherwise constitute a Funding Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 2.14(a);

(b)       The date a majority of members of the Southern Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Southern Board before the date of the appointment or election;

(c)       The Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

(i)        all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern Company’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern Company’s Voting Securities or all or substantially all of Southern Company’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern Company’s Voting Securities;

(ii)       no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern Company, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

(iii)      the majority of the members of the board of directors of Surviving Company during the 12-month period following the Business Combination were members of the Southern Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination or such members of the board of directors of the Surviving Company are directors whose appointment or election was endorsed by a majority of the members of such Southern Board.

(d)       The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 50% or more of the combined voting power of the then outstanding Voting Securities of a Funding Subsidiary; provided, however, that for purposes of this Subsection 2.14(d), any acquisition by an employee of Southern Company or its subsidiary or affiliate, or Group composed entirely of such employees, any qualified pension plan, publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Funding Change in Control;

(e)       The Consummation of a reorganization, merger or consolidation of a Funding Subsidiary with another corporation or an entity treated as a corporation for United States federal income tax purposes (a “Funding Subsidiary Business Combination”), in each case, unless, following such Funding Subsidiary Business Combination, Southern Company Controls the corporation surviving or resulting from such Funding Subsidiary Business Combination, or

(f)        The Consummation of the sale or other disposition of all or substantially all of the assets of a Funding Subsidiary to an entity that Southern Company does not Control~~.~~; provided, however, that for purposes of this subsection (f) the following sales or dispositions otherwise described herein shall not constitute a Funding Change in Control:

(i)        the sale or other disposition of all or substantially all of the assets of a Funding Subsidiary to Southern or to a shareholder of Southern in exchange for or with respect to such shareholder’s stock of Southern;

(ii)       the sale of other disposition of all or substantially all of the assets of a Funding Subsidiary to a Person that owns, directly or indirectly, 50% or more of the total value or voting power of the outstanding stock of Southern; or

(iii)      the sale or other disposition of all or substantially all of the assets of a Funding Subsidiary to an entity Controlled by shareholders of Southern that hold, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of Southern.

For purposes of this Section 2.14(f) “all or substantially all of the assets” means at least 80% of the gross value of the assets of the entity immediately before the acquisition.

2.15     “Funding Event” shall mean the occurrence of any of the following events as administratively determined by the Southern Committee:

(a)       Southern Company or a Funding Subsidiary has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Funding Change in Control;

(b)       Southern Company, a Funding Subsidiary or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Funding Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

(c)       Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or

(b)       The Southern Board or the board of directors of a Funding Subsidiary elects to otherwise fund the Trust in accordance with the provisions of Articles IV, V, and VI hereof.

2.16     “Funding Subsidiary” shall mean Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company, and any successor of any of them, provided such companies remain Employing Companies, and any other Employing Company that the Southern Committee in its sole discretion shall authorize in writing to participate as a Funding Subsidiary and any successor of any of them.

2.17     “Funding Subsidiary Business Combination” shall have the meaning set forth in Section 2.14(e) hereof.

2.18	“Group” shall have the meaning set forth in Section 14(d) of the Exchange Act.

2.19     “Incumbent Board” shall mean those individuals who constitute the Southern Board as of January 1, 2009, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern Company’s shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to January 1, 2009, whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

2.20     “Omnibus Plan” shall mean the Southern Company Omnibus Incentive Compensation Plan, including the Incentive Programs: Design and Administrative Specifications as approved by the Compensation and Management Succession Committee of the Southern Board, any Program or individual Award thereunder, and any successor thereto.

2.21     “Participant” shall mean (i) in the case of a Funding Change in Control involving Southern Company under Section 2.14(a), (b) or (c) hereof, an employee of an Employing Company who, as of the date of the Funding Change in Control, has a non-forfeitable right to benefits under Article IV hereof, or (ii) in the case of a Funding Change in Control involving a Funding Subsidiary under Section 2.14(d), (e) or (f) hereof, an employee of such Funding Subsidiary who, on the date of such Funding Change in Control, has a non-forfeitable right to benefits under Article IV hereof.

2.22     “Person” shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.23     “Plan” shall mean this Southern Company Change in Control Benefits Protection Plan as amended from time-to-time. The Plan amends and restates the Southern Company Change in Control Benefit Plan Determination Policy.

2.24     “Plan Termination” shall mean the termination of the Omnibus Plan (or any Program thereunder) by Southern Company or an Employing Company following a Southern

Change in Control unless an equitable arrangement (embodied in an ongoing substitute or replacement plan or program) has been made with respect to the Omnibus Plan or Program in connection with the Change in Control. For purposes of this Plan, an ongoing substitute or alternative plan or program shall be considered an “equitable arrangement” if a nationally recognized compensation consulting firm chosen by the Administrative Committee opines in writing that the post-Change in Control plan or program is an equitable substitute or replacement of the Omnibus Plan or Program that was terminated.

2.25     “Preliminary Change in Control “ shall mean the occurrence of any of the following as administratively determined by the Southern Committee:

(a)       Southern Company or an Employing Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Change in Control;

(b)       Southern Company, an Employing Company or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible; or

(c)       Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock.

2.26	“SBP” shall have the meaning set forth in Section 4.1 hereof.

2.27     “Separation From Service” shall mean a Participant’s separation from service with his or her Employing Company within a two year period following a Funding Change in Control. For purposes of this Plan, a Participant will be treated as having separated from service with his or her Employing Company if he or she dies or the Participant and the Employing Company reasonably anticipate that no further services will be performed by the Participant for the Employing Company after a certain date or that the level of bona fide services performed by the Participant to the Employing Company after such date would permanently decrease to no more than 20 percent of the average level of bona fide services performed by the Participant to the Employing Company during the preceding 36 months, or, if fewer, during the term of the Participant’s employment by the Employing Company.

2.28	“SERP” shall have the meaning set forth in Section 5.1 hereof.
2.29	“Southern Board” shall mean the board of directors of Southern Company.
2.30	“Southern Change in Control” shall mean any of the following:

(a)       The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern Company’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern Company’s Voting Securities shall not constitute a Change in Control:

(i)	any acquisition directly from Southern Company;

(ii)	any acquisition by Southern Company;

(iii)      any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation controlled by Southern Company;

(iv)      any acquisition by a qualified pension plan or publicly held mutual fund;

(v)       any acquisition by an employee of Southern Company or its subsidiary or affiliate, or Group composed exclusively of such employees; or

(vi)      any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 2.30(a);

(b)       A change in the composition of the Southern Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or

(c)       Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

(i)        all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern Company’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of Surviving Company in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern Company’s Voting Securities;

(ii)       no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern Company, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

(iii)      at least a majority of the members of the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.

2.31     “Southern Committee” shall mean the committee comprised of the Chairman of the Southern Board, the Chief Financial Officer of Southern Company and the General Counsel of Southern Company.

2.32     “Southern Company” shall mean The Southern Company, its successors and assigns.

2.33	“Southern Termination” shall mean the following:

(a)       The Consummation of a reorganization, merger or consolidation of Southern Company under circumstances where either (i) Southern Company is not the Surviving Company or (ii) Southern Company’s Voting Securities are no longer publicly traded;

(b)       The Consummation of a sale or other disposition of all or substantially all of Southern Company’s assets; or

(c)       The Consummation of an acquisition by any Person of Beneficial Ownership of all of Southern Company’s Voting Securities such that Southern Company’s Voting Securities are no longer publicly traded.

2.34	“Subsidiary Change in Control” shall mean any of the following:

(a)       The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Employing Company; provided, however, that for purposes of this Subsection 2.34, any acquisition by an employee of Southern Company or its subsidiary or affiliate, or Group composed entirely of such employees, any qualified pension plan, publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Change in Control;

(b)       Consummation of a reorganization, merger or consolidation of an Employing Company with another corporation or an entity treated as a corporation for United States federal income tax purposes (an “Employing Company Business Combination”), in each case, unless, following such Employing Company Business Combination, Southern Company Controls the corporation surviving or resulting from such Employing Company Business Combination; or

(c)       Consummation of the sale or other disposition of all or substantially all of the assets of an Employing Company to an entity which Southern Company does not Control.

2.35     “Subsidiary Employee” shall mean an employee of an Employing Company that has undergone a Subsidiary Change in Control who does not become an employee of another Employing Company immediately following such Subsidiary Change in Control. The Administrative Committee may in its sole discretion deem one or more employees of any corporation or entity Controlled by Southern Company, directly or indirectly, to be employed by an Employing Company for purposes of being covered as a Subsidiary Employee under this Plan if such employee renders substantial services to such Employing Company on a contract or other reimbursement basis with his or her actual employer. Such action shall be in writing prior to the Change in Control impacting such Subsidiary Employee, shall identify the nature and extent of the services rendered for such Employing Company and shall cause such an employee to be a Subsidiary Employee entitled to benefits under this Plan only in the event of a Subsidiary Change in Control of his deemed Employing Company, not his actual employer (which may or may not be an Employing Company). In the event that any employee deemed to be employed by another Employing Company ceases to provide substantial services to such deemed Employing Company, the Administrative Committee shall revoke the action taken pursuant to this Section 2.35 and the employee shall be considered an employee of his actual employer for purposes of this Plan.

2.36     “Surviving Company” shall have the meaning set forth in Section 2.14(c)(i) hereof.

2.37	“Trust” shall mean the Southern Company Deferred Compensation Trust.

2.38     “Voting Securities” shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation’s directors.

ARTICLE III - OMNIBUS PLAN

CHANGE IN CONTROL PROVISIONS

3.1       Application. The provisions of this Article III apply to benefits payable under the Southern Company Omnibus Incentive Compensation Plan (the “Omnibus Plan”) notwithstanding any provision in the Omnibus Plan to the contrary. The meaning of capitalized terms not defined herein is determined under the Omnibus Plan.

3.2       Stock-Based Awards. The provisions of this Section 3.2 apply to stock-based awards granted under the Omnibus Plan.

(a)       Southern Change in Control. In the event of a Southern Change in Control which is not also a Southern Termination:

(i)        Any Options and Stock Appreciation Rights held as of the date of the Southern Change in Control shall remain subject to such restrictions and vesting schedules in accordance with the terms of the grant.

(ii)       The restrictions and deferral limitations applicable to any Restricted Stock and Restricted Stock Units shall continue in accordance with the terms of the grant.

(iii)      The restrictions, deferral limitations and other conditions applicable to any other Awards shall continue in accordance with the terms of the grant.

(b)       Subsidiary Change in Control. In the event of a Subsidiary Change in Control:

(i)	Any Options and Stock Appreciation Rights held by a Subsidiary

Employee which are outstanding as of the date such Subsidiary Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested; provided, that in the case of a Subsidiary Employee holding a Stock Appreciation Right who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months as of the date such Subsidiary Change in Control is determined to have occurred.

(ii)       The restrictions and deferral limitations applicable to any Restricted Stock and Restricted Stock Units held by a Subsidiary Employee shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested and transferable.

(c)	Southern Termination. In the event of a Southern Termination:

(i)        Any Options and Stock Appreciation Rights which are outstanding as of the date such Southern Termination is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested; provided, that in the case of an Employee holding a Stock Appreciation Right who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable at such time if such actions would result in liability to the Employee under Section 16(b), provided further, that any such actions not taken as a result of the rules under Section 16(b) shall be effected as of the first date that such activity would no longer result in liability under such section.

(ii)       The restrictions and deferral limitations applicable to any Restricted Stock and Restricted Stock Units held by Employees shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested and transferable.

(iii)      The restrictions, deferral limitations and other conditions applicable to any other Awards held by Employees shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

(iv)      Any Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units which are outstanding as of the date such Southern Termination is determined to have occurred, shall be converted into or replaced by options, stock appreciation rights, restricted stock or restricted stock units, as the case may be, in the Surviving Company, or the corporation which has acquired all of Southern Company’s Common Stock or assets. In the event of such conversion or replacement, the terms of the replacement options or stock appreciation rights shall preserve with respect to each Option and each SAR the spread between the Fair Market Value of the shares subject to the Options or SARs and the Option Price or Base Value, as the case may be, as well as the ratio of the Option Price or Base Value to the Fair Market Value of the shares subject to the Options or SARs, as the case may be, as determined immediately prior to the Southern Termination. Similarly, the terms of replacement restricted stock or restricted stock units shall preserve the Fair Market Value of each share of Restricted Stock or Restricted Stock Unit as determined immediately prior to the Southern Termination. No replacement option, stock appreciation right, share of restricted stock or restricted stock unit received shall be subject to any terms which are less favorable than those which existed with respect to the original Option, SAR or share of Restricted Stock or Restricted Unit immediately prior to the Southern Termination. In all events such conversion or replacement shall meet the requirements of Treasury Regulation section 1.409A-1(b)(5)(D) promulgated under Code section 409A.

(v)       In the event that it is not possible to effect the conversion set forth in Section 3.2(c)(iv) hereof, any and all outstanding Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units as of the date of the Southern Termination which are not so converted shall be terminated and the affected Employees shall receive within thirty (30) days of the Southern Termination cash equal to the difference between the Option Price and Fair Market Value, in the case of Options, the Base Value and Fair Market Value, in the case of SARs and equal to the Fair Market Value, in the case of Restricted Stock and Restricted Stock Units. For purposes of this Section 3.2(c)(v), Fair Market Value shall be determined as of the day prior to the date of the Southern Termination.

3.3       Application. The provisions of this Sections 3.3 apply to benefits payable under the Performance Pay Program under the Omnibus Plan (the “PPP”).

(a)       Southern Change in Control. In the event of a Southern Change in Control, if there is no Plan Termination with respect to the PPP, payout of Cash-Based Awards under the PPP to Employees for the performance period in which the Southern Change in Control shall have occurred shall be the greater of actual or target performance under the PPP.

(b)       Plan Termination. In the event of a Plan Termination with respect to the PPP within two (2) years following a Southern Change in Control, each Employee who is an employee on the date of such Plan Termination shall be entitled to receive within thirty (30) days of the Plan Termination, cash in an amount equal to a pro-rated payout of his Cash-Based Award under the PPP for the performance period in which the Plan Termination shall have occurred, at target performance under the PPP and prorated by the number of months which have passed since the beginning of the performance period until the date of the Plan Termination.

(c)       Subsidiary Change in Control. In the event of a Subsidiary Change in Control, each Subsidiary Employee on the date of such Change in Control shall be entitled to receive within thirty (30) days of the Subsidiary Change in Control, cash in an amount equal to a prorated payout of his Cash-Based Award under the PPP for the performance period in which the Subsidiary Change in Control shall have occurred, at target performance under the PPP and prorated by the number of months which have passed since the beginning of the performance period until the date of the Subsidiary Change in Control.

(d)       Southern Termination. In the event of a Southern Termination, each Employee on the date of such Southern Termination shall be entitled to receive within thirty (30) days of the Southern Termination, cash in an amount equal to a prorated payout of his Cash-Based Award under the PPP for the performance period in which the Southern Termination shall have occurred, at target performance under the PPP and prorated by the number of months which have passed since the beginning of the performance period until the date of the Southern Termination. The PPP shall terminate immediately following the payments provided for in this Section 3.3(d).

(e)       Pro rata Calculation. For purposes of calculating any pro rata Cash-Based Awards under this Section 3.3, a month shall not be considered if the determining event occurs on or before the 14th day of the month, and a month shall be considered if the determining event occurs on or after the 15th day of the month.

3.4       Application. The provisions of this Section 3.4 apply to benefits payable under the Performance Dividend Program under the Omnibus Plan (the “PDP”).

(a)       Southern Change in Control. In the event of a Southern Change in Control, if there is no Plan Termination with respect to the PDP, payout of Cash-Based Awards under the PDP to Employees for the performance period in which the Southern Change in Control shall have occurred shall be based on a payout percentage of the greater of 50% or actual performance under the PDP for such performance period.

(b)       Plan Termination. In the event of a Plan Termination with respect to the PDP within two (2) years following a Southern Change in Control, each Employee who is an employee on the date of such Plan Termination shall be entitled to receive within thirty (30) days of the Plan Termination, cash for each Cash-Based Award under the PDP held as of such date, based on a payout percentage of the greater of 50% or actual performance under the PDP determined as of the date of the Plan Termination, and the sum of the quarterly dividends on the Common Stock declared during the calendar year of and prior to the date of the Plan Termination. For purposes of this Section 3.4(b), payout of each Cash-Based Award under the PDP shall be based upon the performance measurement period that would otherwise have ended on December 31st of the year in which the Plan Termination occurs, all other remaining PDP performance measurement periods shall terminate and no payment shall be made with respect thereto.

(c)       Subsidiary Change in Control. In the event of a Subsidiary Change in Control, each Subsidiary Employee on the date of such Change in Control shall be entitled to receive within thirty (30) days of the Subsidiary Change in Control, cash for each Cash-Based Award under the PDP held as of such date, based on a payout percentage of the greater of 50% or actual performance determined as of the date on which the Subsidiary Change in Control shall have occurred, and the sum of the quarterly dividends on the Common Stock declared during the calendar year of and prior to the date of the Subsidiary Change in Control. For purposes of this Section 3.4(c), payout of each Cash-Based Award under the PDP shall be based upon the performance measurement period that would otherwise have ended on December 31st of the year in which the Subsidiary Change in Control occurs, all other remaining PDP performance measurement periods shall terminate and no payment to such Subsidiary Employee shall be made with respect thereto.

(d)       Southern Termination. In the event of a Southern Termination, each Employee who is an employee on the date of such Southern Termination shall be entitled to receive within thirty (30) days of the Southern Termination, cash for each Cash-Based Award under the PDP held as of such date, based on a payout percentage of the greater of 50% or actual performance determined as of the date on which the Southern Termination shall have occurred, and the sum of the quarterly dividends on the Common Stock declared during the year of and prior to the date of the Southern Termination. For purposes of this Section 3.4(d), payout of each Cash-Based Award under the PDP shall be based upon the performance measurement period that would otherwise have ended on December 31st of the year in which the Southern Termination occurs, the PDP and all other remaining PDP performance measurement periods shall terminate and no further payment shall be made with respect thereto.

3.5       Other Incentives. The provisions of this Section 3.5 shall apply to any Employee or Subsidiary Employee who, as of the date of the respective Change in Control, is entitled to a Performance Unit or Performance Share award under the Omnibus Plan (other than those described in Section 3.2 hereof), or any cash or stock-based award under any other plan or program sponsored by an Employing Company. If and to the extent an Employee or Subsidiary Employee has received a stock-based award under the Omnibus Plan (other than those described in Section 3.2 hereof) or any other plan or program sponsored by his Employing Company, in the event of a Southern Change in Control, a Subsidiary Change in Control and/or a Southern Termination, such award shall be subject to the provisions of this Plan, and any restrictions, limitations and deferral limitations shall lapse if and to the extent provided under Section 3.2 hereof for similar Awards granted under the Omnibus Plan. If and to the extent an Employee or Subsidiary Employee is entitled to a cash-based award under the Omnibus Plan (other than PPP or PDP) or any other plan or program sponsored by his Employing Company, in the event of a Southern Change in Control, a Subsidiary Change in Control and/or a Southern Termination, such award shall be subject to the provisions of this Plan, and, provided such Employee or Subsidiary Employee is not otherwise entitled to a payout under any change in control provision of such plan or program, such award shall be payable in a similar manner as set forth in Sections 3.3 and 3.4 hereof with respect to PPP and PDP (e.g., if prorated, the award is paid at target, if the award is for a full performance period, the award is paid at the greater of actual or target if administratively practicable, if not, at target) as determined by the Administrative Committee on a good faith basis.

ARTICLE IV - SUPPLEMENTAL BENEFIT PLAN

CHANGE IN CONTROL AND OTHER SPECIAL PROVISIONS

4.1       Application. Upon a Funding Change in Control, the provisions of this Article IV shall apply to the funding, calculation and payment of accrued benefits under The Southern Company Supplemental Benefit Plan (the “SBP”) notwithstanding any provision in the SBP to the contrary. The meaning of any capitalized terms not defined herein shall be as defined under the SBP.

4.2       Funding of the Trust. The Trust has been established to hold assets of the Employing Companies under certain circumstances as a reserve for the discharge of the Employing Companies’ obligations under the SBP and certain other plans and arrangements. Upon a Funding Event involving a Funding Change in Control under Section 2.14(a), (b) or (c) hereof, all Employing Companies shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund each Employing Company’s obligations to pay the aggregate Pension Benefits and Non-Pension Benefits to be accrued under the SBP as of the date of the Funding Change in Control, the aggregate accrued Pension Benefit to be determined under Section 4.4 hereof, in accordance with the procedures set forth in Section 4.3 hereof. Upon a Funding Event involving a Funding Subsidiary under Section 2.14(d), (e) and (f) hereof, such Funding Subsidiary shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund such Funding Subsidiary’s obligations to pay the aggregate Pension Benefits and Non-Pension Benefits to be accrued under the SBP as of the date of the Funding Change in Control, the aggregate accrued Pension Benefit to be determined under Section 4.4 hereof, in accordance with the procedures set forth in Section 4.3 hereof. Under the terms of the Trust agreement, all assets held in the Trust remain subject only to the claims of the Employing Companies’ general creditors whose claims against the Employing Companies are not satisfied because of the Employing Companies’ bankruptcy or insolvency (as those terms are defined in the Trust). Except as otherwise provided in the Trust agreement, no Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the SBP, are unsecured contractual claims of the Participant against his Employing Company.

4.3       Calculation of Trust Contribution. As soon as practicable following a Funding Event, the affected Employing Companies shall contribute funds to the Trust based upon the funding strategy adopted by the Administrative Committee with the assistance of an appointed actuary in such amounts as shall be necessary to fulfill the Employing Companies’ obligations pursuant to this Article IV and the terms of the Trust agreement. The dollar amount necessary to satisfy each Employing Company’s obligations under this Article IV shall be estimated and paid to the Trust as soon as practicable following a Funding Event and shall be recalculated and trued- up immediately following the respective Funding Change in Control. In the event of a dispute after a Funding Event between a Participant and an Employing Company over such actuary’s determination of the dollar amount necessary to appropriately fund the Trust under the terms of this Article IV, the respective Employing Company(ies) and any complaining Participant(s) shall refer such dispute to an independent, third-party actuarial consultant, chosen by mutual agreement of the Employing Company and such Participant. If the Employing Company and the Participant cannot agree on an independent, third-party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the affected

Employing Companies and the Trustee (not to exceed four (4) each). Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Employing Companies shall be responsible for all of the fees and expenses of the independent actuarial consultant.

4.4       Pension Benefit Upon a Funding Change in Control. As of the date of a Funding Change in Control, the accrued Pension Benefit of each Participant shall be calculated based on such Participant’s Earnings and Accredited Service on such date, regardless of whether such Participant is retirement eligible on such date. Each Participant who has a Separation From Service within the two-year period following the Funding Change in Control shall be entitled to receive the amount of his accrued Pension Benefit based on such Participant’s Earnings and Accredited Service as of the date of a Funding Change in Control adjusted to take into account appropriate early reduction factors, if any, based on the Participant’s commencement of benefits. Such accrued Pension Benefit shall be paid as a “single-sum amount” as such term is defined in the SBP as soon as practicable following such Participant’s Separation From Service. In the event such payment is not made because the Participant remains employed with his or her Employing Company beyond the two-year period following the date of the Funding Change in Control, the foregoing provisions of this Section 4.4 shall not apply and the Participant’s Pension Benefits shall be calculated and distributed pursuant to the terms of the SBP. Any Participants’ Pension Benefits accrued under the SBP subsequent to the date of a Funding Change in Control shall be calculated and distributed pursuant to the terms of the SBP, without regard to this Article IV.

4.5	Non-Pension Benefit Distribution upon a Funding Change in Control.

(a)       With respect to compensation deferred after January 1, 2005 as Non-Pension Benefits, in the event of a Funding Change in Control, notwithstanding anything to the contrary in the SBP, the Non-Pension Benefit of a Participant shall be paid out in a lump sum as soon as practicable following such Participant’s Separation From Service.

(B)       With respect to Pre-2005 Non-Pension Benefits subject to the terms of the SBP Schedule, in the event of a Funding Change in Control the Non-Pension Benefit of a Participant shall be paid out in a single sum as soon as practicable following such Participant’s termination of employment or retirement if such Participant makes such an election pursuant to those procedures established by the Administrative Committee in its sole and absolute discretion. If no such election is made, a Participant shall receive payment of his or her Non-Pension Benefit Account solely in accordance with Article V of the SBP.

ARTICLE V - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

CHANGE IN CONTROL AND OTHER SPECIAL PROVISIONS

5.1       Application. Upon a Funding Change in Control, the provisions of this Article V shall apply to the funding, calculation and payment of accrued benefits under The Southern Company Supplemental Executive Retirement Plan (the “SERP”) notwithstanding any provision in the SERP to the contrary. The meaning of any capitalized terms not defined herein shall be as defined under the SERP, provided, however, for purposes of this Article V, the term

“Participant” shall have the meaning set forth in the SERP without regard to Section 2.22 hereof.

5.2       Funding of the Trust. The Trust has been established to hold assets of the Employing Companies under certain circumstances as a reserve for the discharge of the Employing Companies’ obligations under the SERP and certain other plans and arrangements. Upon a Funding Event involving a Funding Change in Control under Section 2.14(a), (b) or (c) hereof, all Employing Companies shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund each Employing Company’s obligations to pay the aggregate benefits to be accrued under the SERP as of the date of the Funding Change in Control, as determined under Section 5.4 hereof, in accordance with the procedures set forth in Section 5.3 hereof. Upon a Funding Event involving a Funding Subsidiary under Section 2.14(d), (e) and (f) hereof, such Funding Subsidiary shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund such Funding Subsidiary’s obligations to pay the aggregate benefits to be accrued under the SERP as of the date of such Funding Change in Control. Under the terms of the Trust agreement, all assets held in the Trust remain subject only to the claims of the Employing Companies’ general creditors whose claims against the Employing Companies are not satisfied because of the Employing Companies’ bankruptcy or insolvency (as those terms are defined in the Trust). Except as otherwise provided in the Trust agreement, no Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the SERP, are unsecured contractual claims of the Participant against his Employing Company.

5.3       Calculation of Trust Contribution. As soon as practicable following a Funding Event, the affected Employing Companies shall contribute funds to the Trust based upon the funding strategy adopted by the Administrative Committee with the assistance of an appointed actuary in such amounts as shall be necessary to fulfill the Employing Companies’ obligations pursuant to this Article V and the terms of the Trust agreement. The dollar amount necessary to satisfy each Employing Company’s obligations under this Article V shall be estimated and paid to the Trust as soon as practicable following a Funding Event and shall be recalculated and trued- up immediately following the respective Funding Change in Control. In the event of a dispute after a Funding Event between a Participant and an Employing Company over such actuary’s determination of the dollar amount necessary to appropriately fund the Trust under this Article V, the respective Employing Company(ies) and any complaining Participant(s) shall refer such dispute to an independent, third-party actuarial consultant, chosen by mutual agreement of the Employing Company and such Participant. If the Employing Company and the Participant cannot agree on an independent, third-party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the affected Employing Companies and the Trustee (not to exceed four (4) each). Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Employing Companies shall be responsible for all of the fees and expenses of the independent actuarial consultant.

5.4       SERP Benefit Upon a Funding Change in Control. As of the date of a Funding Change in Control, the accrued SERP Benefit of each Participant shall be calculated based on such Participant’s Earnings and Accredited Service on such date, regardless of whether such Participant is retirement eligible on such date. Each such Participant shall be entitled to receive the amount of his SERP Benefit based on such Participant’s Earnings and Accredited Service as of the date of a Funding Change in Control adjusted to take into account appropriate early reduction factors, if any, based on the Participant’s commencement of benefits. Such accrued SERP Benefit shall be paid as a “single-sum amount” as such term is defined in the SERP as soon as practicable following such Participant’s Separation From Service. In the event such payment is not made because the Participant remains employed with his or her Employing Company beyond the two-year period following the date of the Funding Change in Control, the foregoing provisions of this Section 5.4 shall not apply and the Participant’s SERP Benefits shall be calculated and distributed pursuant to the terms of the SERP. Further, any Participants’ SERP Benefits accrued under the SERP subsequent to the date of a Funding Change in Control shall be calculated and distributed pursuant to the terms of the SERP without regard to this Article V.

ARTICLE VI - DEFERRED COMPENSATION PLAN

CHANGE IN CONTROL AND OTHER SPECIAL PROVISIONS

6.1       Application. Upon a Funding Change in Control, the provisions of this Article VI shall apply to the funding, calculation and payment of benefits under the Southern Company Deferred Compensation Plan (the “DCP”) notwithstanding any provision in the DCP to the contrary. The meaning of any capitalized terms not defined herein shall be as defined under the DCP. For purposes of this Article VI, the term “Participant” shall have the meaning set forth in Article II of the DCP without regard to Section 2.22 hereof.

6.2       Funding of the Trust. The Trust has been established to hold assets of the Employing Companies under certain circumstances as a reserve for the discharge of the Employing Companies’ obligations under the DCP and certain other plans and arrangements. Upon a Funding Event involving a Funding Change in Control under Section 2.14(a), (b) or (c) hereof, all Employing Companies shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund each Employing Company’s obligations to pay the aggregate benefits to be accrued under the DCP as of the date of the Funding Change in Control in accordance with the procedures set forth in Section 6.3 hereof. Upon a Funding Event involving a Funding Subsidiary under Section 2.14(d), (e) and (f) hereof, such Funding Subsidiary shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund such Funding Subsidiary’s obligations to pay the aggregate benefits to be accrued under the DCP as of the date of the Funding Change in Control in accordance with the procedures set forth in Section 6.3 hereof. Under the terms of the Trust agreement, all assets held in the Trust remain subject only to the claims of the Employing Companies’ general creditors whose claims against the Employing Companies are not satisfied because of the Employing Companies’ bankruptcy or insolvency (as those terms are defined in the Trust). Except as otherwise provided in the Trust agreement, no Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the DCP, are unsecured contractual claims of the Participant against his Employing Company.

6.3       Calculation of Trust Contribution. As soon as practicable following a Funding Event, the affected Employing Companies shall contribute funds to the Trust based upon the funding strategy adopted by the Administrative Committee with the assistance of an appointed actuary in such amounts as shall be necessary to fulfill the Employing Companies’ obligations pursuant to this Article VI and the terms of the Trust. The dollar amount necessary to satisfy each Employing Company’s obligations under this Article VI shall be estimated and paid to the Trust as soon as practicable following a Funding Event and shall be recalculated and trued- up immediately following the respective Funding Change in Control. In the event of a dispute following a Funding Event between a Participant and an Employing Company over such actuary’s determination of the dollar amount necessary to appropriately fund the Trust under this Article VI, the respective Employing Company(ies) and any complaining Participant(s) shall refer such dispute to an independent, third-party actuarial consultant, chosen by mutual agreement of the Employing Company and such Participant. If the Employing Company and the Participant cannot agree on an independent, third-party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Employing Company and the Trustee (not to exceed four (4) each). Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Employing Companies shall be responsible for all of the fees and expenses of the independent actuarial consultant.

6.4	Payment of DCP Account.

(a)       With respect to compensation deferred on and after January 1, 2005, in the event of a Funding Change in Control, notwithstanding anything to the contrary in the DCP, a Participant’s Account under the DCP shall be paid out in a lump sum as soon as practicable following such Participant’s Separation From Service.

(b)       With respect to compensation deferred prior to January 1, 2005, in the event of a Funding Change in Control, notwithstanding anything to the contrary in the DCP, a Participant’s Account under the DCP shall be paid out in a lump sum as soon as practicable following such Participant’s termination of employment or retirement if such Participant makes such an election pursuant to those procedures established by the Administrative Committee in its sole and absolute discretion. If no such election is made, a Participant shall receive payment of his or her DCP Account solely in accordance with Article VII of the DCP.

ARTICLE VII - ADMINISTRATION

7.1       Administrative Committee. The Administrative Committee shall be responsible for the general administration of the Plan.

7.2	Duties of the Administrative Committee.

(a)       The Administrative Committee shall be responsible for the daily administration of the Plan and may appoint other persons or entities to perform or assist in the performance of any of its fiduciary duties, subject to its review and approval. The Administrative Committee shall have the right to remove any such appointee from his position without cause upon notice. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

(b)	The Administrative Committee shall maintain permanent records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers, and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by the Company and any persons designated thereby.

(c)       The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times, including the preparation and filing of all documents and forms required by any governmental agency; maintenance of adequate Participant records; recording and transmission of all notices required to be given to Participants and their beneficiaries; receipt and dissemination, if required, of all reports and information received from the Employing Companies; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of accounts, records, and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Employing Companies upon their request of any action taken by it, and when required, shall notify any other interested person or persons.

7.3       Powers. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as more particularly set forth herein. The Administrative Committee shall have the discretionary authority to interpret the Plan (including any ambiguities herein) and to determine all questions arising in the administration, interpretation, and application of the Plan. The Administrative Committee shall adopt such procedures and regulations necessary or desirable for the discharge of its duties hereunder and may appoint such accountants, counsel, actuaries, specialists, and other agents as it deems necessary or desirable in connection with the administration of this Plan. The Administrative Committee shall be the legal appointed agent for the service of process.

7.4       Compensation of the Administrative Committee. The Administrative Committee shall not receive any compensation from the Plan for its services.

7.5       Payment of Expenses. The Administrative Committee shall be reimbursed by the Employing Companies for its reasonable expenses incurred in the discharge of its duties. Such expenses shall include any expenses incident to its duties, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

7.6       Indemnification. Each Employing Company shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses, and liability arising from its actions or omissions, except when the same is finally adjudicated to be the result of gross negligence or willful misconduct. The Employing Companies may purchase at their own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages, and expenses arising from any action or omission in connection with the execution of the duties as the Administrative Committee.

ARTICLE VIII - MISCELLANEOUS

8.1	Amendment and Termination. Except as otherwise provided herein, the Plan may be amended or terminated at any time by the Board of Directors, provided, however, that no such amendment or termination of the Plan shall be effective if such amendment or termination is made or is effective within a period that is (a) six (6) months before, or at any time after, a Preliminary Change in Control and (b) prior to (x) the earlier of such time as the Southern Committee shall have determined that the event that gave rise to such Preliminary Change in Control shall not be Consummated or (y) two years following the respective Change in Control, unless such amendment or termination during such period has the effect of increasing benefits to Participants under the Plan, is determined by the Board of Directors to be immaterial, or applies solely to individuals who, in the case of a Subsidiary Change in Control, were not employees of the Employing Company undergoing the Subsidiary Change in Control on the date of the respective Preliminary Change in Control, or, in the case of a Southern Change in Control, are not Employees on the date of the respective Southern Change in Control. Following a Change in Control, nothing in this Section 8.1 shall prevent the Board of Directors from amending or terminating the Plan as to any subsequent Change in Control provided that no such amendment or termination shall impair any rights or reduce any benefits previously accrued under the Plan as a result of a previous Change in Control. Notwithstanding anything to the contrary provided herein, it is the Company’s general intent not to amend Sections 4.5(b) or 6.4(b) of the Plan in any manner that would constitute, or could be interpreted to be, a “material modification” of any right or feature of this Plan as such term is defined under Section 409A of the Code, Internal Revenue Service Notice 2005-1, Treasury Regulation section 1.409A-1 et seq., or any other Code Section 409A guidance promulgated by the Treasury Department or Internal Revenue Service (“409A Rules and Regulations”), and any such Plan amendment shall be disregarded to the extent such amendment would otherwise do so unless such amendment is made pursuant to an express resolution of the Board of Directors stating that the change is meant to be treated as a material modification pursuant to Code Section 409A or the 409A Rules and Regulations.

8.2       Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Employing Companies to terminate any employee’s employment at any time, or confer upon any employee any right to continue in the employ of the Employing Companies.

8.3       Code Section 409A Distribution Delay for Specified Employees. Notwithstanding anything in this Plan to the contrary, to the extent that any distribution under this Plan upon separation from service would otherwise be subject to tax under Code section 409A absent the six month delay in the distribution required by Code section 409A(a)(2)(B)(i) as a result of the recipient’s status as a “specified employee” as defined therein, such distribution shall not be made before the earlier of the date that is six months after the date of the recipient’s separation from service or the date of the recipient’s death. Any and all subsequent distributions, if any, shall be made in accordance with the established payment schedule under the Plan.

8.4       Benefit Payments and the Short Term Rule. In the case of a Separation From Service occurring in December of any given year, any “single sum amount” or “lump sum” payments under Articles IV, V and VI will be made no earlier than January 1 and no later than March 15 of the following year. (The foregoing time of payment requirement is intended to satisfy the requirements of the so-called “short term rule” as described in Treasury Regulation section 1.409A-1(a)(4) promulgated under Code section 409A and to ensure that a Participant cannot directly or indirectly designate the taxable year of the receipt of benefits under the Plan as described in Treasury Regulation section 1.409A-3(a)).

IN WITNESS WHEREOF, this Southern Company Change in Control Benefits Protection Plan has been executed by duly authorized officers of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors of Southern Company Services, Inc. as of the date first above written.

SOUTHERN COMPANY SERVICES, INC. By: /s/Patricia L. Roberts Its: Vice President and Associate General Counsel